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                                           FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS PART I
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                                                         $[507,140,000] (APPROXIMATE)

                                                          GMAC RFC [GRAPHIC OMITTED]

                                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                                SERIES 2006-RZ5

                                                          RAMP SERIES 2006-RZ5 TRUST
                                                                ISSUING ENTITY

                                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                                   DEPOSITOR

                                                       RESIDENTIAL FUNDING COMPANY, LLC
                                                          MASTER SERVICER AND SPONSOR

                                                               DECEMBER 12, 2006

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                                                       CREDIT SUISSE [GRAPHIC OMITTED]

DISCLAIMER

The  depositor has filed a  registration  statement  (File No.  333-131211)  (including a prospectus)  with the SEC for the offering to which this  communication  relates.  Before you  invest,  you should  read the  prospectus  in that  registration  statement  and other documents  the issuer has filed  with the SEC for more  complete  information  about the  issuer and this  offering.  You may get these documents for free by visiting  EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the issuer,  any  underwriter  or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free  writing  prospectus  does not contain all  information  that is  required  to be  included  in the base  prospectus  and the prospectus  supplement.  The  information in this free writing  prospectus is preliminary  and is subject to completion or change.  The information  in this free writing  prospectus,  if conveyed  prior to the time of your  contractual  commitment  to purchase any of the securities,  supersedes information contained in any prior similar materials relating to these securities,  and may be superceded by an additional free writing  prospectus  provided to you prior to the time you enter into a contract of sale. This free writing  prospectus is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not permitted.  This free writing  prospectus is being  delivered to you solely to provide you with  information  about the offering of the  securities  referred to in this free  writing  prospectus  and to solicit an offer to purchase  the  securities,  when,  as and if issued.  Any such offer to  purchase  made by you will not be accepted  and will not  constitute  a  contractual  commitment  by you to purchase any of the securities, until we have accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant  class of securities  has been priced and we have confirmed  the  allocation  of securities to be made to you; any  "indications  of interest"  expressed by you, and any "soft  circles"
generated by us, will not create  binding  contractual  obligations  for you or us. You may withdraw your offer to purchase  securities at any time prior to our acceptance of your offer.

The  securities  referred to in this free writing  prospectus  are being sold when,  as and if issued.  The issuer is not  obligated to issue such  securities or any similar  security and our obligation to deliver such securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the  availability  of such  securities  when, as and if issued by the issuer.  You are advised that the terms of the  securities,  and the  characteristics  of the mortgage  loan pool backing them,  may change (due,  among other things,  to the  possibility  that mortgage loans that comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or  different  mortgage  loans may be added to the pool,  and that one or more classes of  securities  may be split,  combined or eliminated),  at any time prior to issuance or availability of a final prospectus.  You are advised that securities may not be issued that have the characteristics  described in this free writing  prospectus.  Our obligation to sell such securities to you is  conditioned  on the  securities  and the  underlying  transaction  having  the  characteristics  described  in the  preliminary prospectus.  If for any reason we do not deliver such  securities,  we will notify you, and neither the issuer nor any underwriter will have any  obligation  to you to deliver all or any portion of the  securities  which you have  committed to  purchase,  and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Any  legends,  disclaimers  or other  notices  that may appear at the  bottom of the email  communication  to which  this free  writing prospectus  is  attached  relating  to (1)  these  materials  not  constituting  an  offer  (or a  solicitation  of an  offer),  (2) no representation  that  these  materials  are  accurate  or  complete  and may not be  updated  or (3)  these  materials  possibly  being confidential  are not applicable to these  materials and should be  disregarded.  Such legends,  disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                      RAMP SERIES 2006-RZ5 TRUST
                                            MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                     $[507,140,000] (APPROXIMATE)
                                                          SUBJECT TO REVISION

--------- --------------- --------------------- -------------- -------------- ------------------------ ----------------- ------------------
                                                                                  PRINCIPAL/ WINDOW
                                 RATINGS                         WAL (YRS.)            (MOS.)            EXP. MATURITY    FINAL SCHEDULED
 CLASS    AMOUNT ($)(1)    (S&P/MOODY'S/FITCH)     BOND TYPE   TO CALL/MAT(2)      TO CALL/MAT(2)         TO CALL (2)      MATURITY (5)
--------- --------------- --------------------- -------------- -------------- ------------------------ ----------------- ------------------
--------- --------------- --------------------- -------------- -------------- ------------------------ ----------------- ------------------
  A-1      [218,000,000]       AAA/Aaa/AAA      Sr Fltr (3)(4)  1.00 / 1.00       1- 22 / 1 - 22       October 2008      March 2030
                                                   Sr Fltr
  A-2      [127,600,000]       AAA/Aaa/AAA         (3)(4)       3.00 / 3.00      22 - 73 / 22 - 73     January 2013      August 2036
                                                   Sr Fltr
  A-3       [32,650,000]       AAA/Aaa/AAA         (3)(4)       6.94 / 8.90     73 - 85 / 73 - 190     January 2014      August 2046
                                                   Mezz Fltr                                                             August 2046
  M-1       [51,100,000]       NR/Aa1/AA+           (3)(4)      5.04 / 5.56     42 - 85 / 42 - 170     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-2       [18,330,000]       NR/Aa2/AA            (3)(4)      4.89 / 5.39     41 - 85 / 41 - 155     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-3       [11,000,000]       NR/Aa3/AA-           (3)(4)      4.86 / 5.34     40 - 85 / 40 - 147     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-4       [10,220,000]        NR/A1/A+            (3)(4)      4.84 / 5.30     39 - 85 / 39 - 142     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-5       [9,430,000]         NR/A2/A             (3)(4)      4.83 / 5.27     39 - 85 / 39 - 136     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-6       [8,900,000]         NR/A3/A-            (3)(4)      4.81 / 5.21     38 - 85 / 38 - 129     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-7       [8,380,000]       NR/Baa1/BBB+          (3)(4)      4.81 / 5.16     38 - 85 / 38 - 121     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-8       [6,290,000]       NR/Baa2/BBB           (3)(4)      4.80 / 5.08     37 - 85 / 37 - 112     January 2014
                                                   Mezz Fltr                                                             August 2046
  M-9       [5,240,000]       NR/Baa3/BBB-          (3)(4)      4.79 / 4.98     37 - 85 / 37 - 103     January 2014
 TOTAL    [507,140,000]
--------- --------------- --------------------- -------------- -------------- ------------------------ ----------------- ------------------

         NOTES:

(1)      The Class Size is subject to a permitted variance in the aggregate of plus or minus 15%.

(2)      The Offered  Certificates will be priced to the Clean-up Call Date at the Prepayment  Pricing  Assumptions:  Fixed Rate Loans:
           100% PPC (4.0% CPR in month 1,  building  by  approximately  1.90909%  each month to 25% CPR in month 12, and  remaining constant at 25% CPR  thereafter);  Adjustable  Rate  Loans:  100% PPC (4.0% CPR in month 1,  building  by  approximately
           2.36364% each month to 30% CPR by month 12, and remaining constant at 30% CPR thereafter).

(3)      If the 10%  Clean-Up  Call is not  exercised,  the margins  for the  Offered  Certificates  will be  increased,  on the second
           Distribution  Date  following  the first  possible  Clean-Up Call date, by (i) the lesser of (a) 50 basis points and (b)
           the initial  pass-through  margin with  respect to the Class A  Certificates  and (ii) the lesser of (x) 50 basis points and (y) half the initial  pass-through  margin with  respect to the Class M  Certificates.  Each class is subject to the
           Net WAC Cap Rate.

(4)      The pass-through  rate for each class of certificates  will equal the least of (a) One-Month LIBOR plus the related margin per annum,  (b) the Net WAC Cap Rate and (c)  [14.00]%  per  annum.  The  holders  of the Class A  Certificates  and Class M
           Certificates  may also be entitled to certain Net Swap Payments made by the Swap Provider to the  Supplemental  Interest
           Trust Trustee pursuant to the Swap Agreement (as described herein).

(5)      The Final Scheduled  Distribution  Date for the (i) Class A-1 Certificates and Class A-2 Certificates are calculated at 0% CPR and assuming that no optional  termination is exercised and (ii) Class A-3  Certificates and Class M Certificates are in
           the month following the latest maturity date of any mortgage loan in the trust.

TITLE OF SECURITIES:                RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 2006-RZ5.

DEPOSITOR:                          Residential Asset Mortgage Products, Inc., an affiliate of Residential Funding Company, LLC.

MASTER SERVICER
AND SPONSOR:                        Residential Funding Company, LLC.

SUBSERVICER:                        The primary servicing will be provided by HomeComings  Financial,  LLC, a wholly owned subsidiary of
                                    Residential Funding Company, LLC, with respect to approximately 98% of the Mortgage Loans.

UNDERWRITER:                        Credit Suisse Securities (USA) LLC.

TRUSTEE AND SUPPLEMENTAL
INTEREST TRUST TRUSTEE:             U.S. Bank National Association.

SWAP PROVIDER:                      Credit Suisse International.

CREDIT RISK MANAGER:                Clayton Fixed Income Services, Inc.

OFFERED CERTIFICATES:               The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates").

                                    The Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5,  Class M-6,  Class M-7, Class M-8 and
                                    Class M-9 Certificates (collectively, the "Class M Certificates").

                                    The Class A Certificates and Class M Certificates (the "Offered Certificates").

CUT-OFF DATE:                       December 1, 2006.

CLOSING DATE:                       On or about December 21, 2006.

DISTRIBUTION DATE:                  Distribution of principal and interest on the Offered  Certificates  will be made on the 25th day of each month, or if this is not a business day, on the next business day, commencing in January 2007.

FORM OF OFFERED CERTIFICATES:       The Offered  Certificates  will be  available  in  book-entry  form  through  DTC,  Clearstream  and
                                    Euroclear.

MINIMUM DENOMINATIONS:              The Class A Certificates  and the Class M-1  Certificates  will be offered in minimum  denominations of $100,000 and integral  multiples of $1 in excess  thereof.  The Class M-2,  Class M-3, Class M-4,
                                    Class M-5,  Class M-6, Class M-7,  Class M-8 and Class M-9  Certificates  will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

TAX STATUS:                         The Offered Certificates  (exclusive of any right to receive amounts from the supplemental  interest trust or under the swap agreement)  will be designated as regular  interests in a REMIC and, to such
                                    extent,  will be treated as debt  instruments  of a REMIC for  federal  income  tax  purposes.   The
                                    Offered Certificates will also represent an interest in the swap agreement.

ERISA ELIGIBILITY:                  Subject to the  considerations  contained in the base  prospectus,  the Class A Certificates  may be eligible  for  purchase  by  persons  investing  assets  of  employee  benefit  plans or  individual retirement  accounts  assets.  The Class M  Certificates  will not be eligible  for purchase by such plans other than with assets of  insurance  company  general  accounts.  However,  investors  should consult with their counsel with respect to  consequences  under ERISA and the Internal  Revenue Code of such a plan's  acquisitions  and ownership of such Offered  Certificates.  In addition,  prior to the  termination of the swap  agreement,  the Class A Certificates  may only be purchased by persons investing assets of employee benefit plans or individual  retirement  accounts assets if such person qualifies for the relief available under one or more of the following investor-based exemptions:

(a)      Prohibited  Transaction  Class  Exemption  ("PTCE")  84-14,  regarding  transactions   negotiated  by  independent  "qualified
                                               professional asset managers";

(b)      PTCE 90-1, regarding investments by insurance company pooled separate accounts;

(c)      PTCE 91-38, regarding investments by bank collective investment funds;

(d)      PTCE 95-60, regarding investments by insurance company general accounts; or

(e)      PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers."

                                    See "ERISA Considerations" in the base prospectus.

SMMEA ELIGIBILITY:                  None of the Offered  Certificates  are expected to  constitute  "mortgage  related  securities"  for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

P&I ADVANCES:                       The Master  Servicer will be obligated to advance,  or cause to be advanced,  cash with rerespect to delinquent  payments of principal  and interest on the Mortgage  Loans to the extent that the Master
                                    Servicer  reasonably  believes  that such cash  advances  can be repaid from future  payments on the related  Mortgage  Loans.  These cash  advances  are only  intended  to  maintain a regular  flow of scheduled  interest and principal  payments on the certificates and are not intended to guarantee or insure against losses.

MONTHLY FEES:                       Subservicing  fee minimum of 0.45% per annum,  payable  monthly;  master  servicing fee of 0.05% per annum, payable monthly; credit risk management fee of 0.0155% per annum, payable monthly.

ELIGIBLE MASTER SERVICING
COMPENSATION:                       For any  Distribution  Date,  an  amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the aggregate stated principal  balance of the Mortgage Loans  immediately  preceding that  Distribution
                                    Date and (b) the sum of the master  servicing  fee payable to the Master  Servicer in respect of its master  servicing  activities and  reinvestment  income  received by the Master  Servicer on amounts payable with respect to that Distribution Date.

OPTIONAL CALL:                      If the aggregate  principal  balance of the mortgage loans after giving effect to  distributions  to be made on that  Distribution  Date falls below 10% of the principal balance as of the Cut-off Date, the holders of the call rights may  terminate  the trust on that  Distribution  Date (the  "Clean-up
                                    Call Date").

MORTGAGE LOANS:                     The mortgage pool will consist of one- to  four-family,  fixed and  adjustable  rate mortgage  loans secured by first liens on fee simple or leasehold  interests  on  residential  mortgage  properties.
                                    The statistical pool of the mortgage loans described herein has an approximate  aggregate  principal balance of approximately $523,903,995 as of the Cut-off Date.

REPRESENTATIONS AND
WARRANTIES:                         RFC will make a  representation  and warranty that each mortgaged  property is free of damage and in good  repair as of the closing  date.  In the event that a  mortgaged  property is damaged as of the closing date and that damage  materially adversely  affects the value of the  mortgaged  property or of the interest of the  certificateholders  in the related  mortgaged  loan, RFC will be required to repurchase the related mortgage loan from the trust.

                                      A.       SUBORDINATION
CREDIT ENHANCEMENT:

                                      Credit  Enhancement for the Class A Certificates will include the subordination of the Class
                                      M Certificates  and the  overcollateralization  amount.  Credit  Enhancement for any Class M
                                      Certificates  will  include  the  Class  M  Certificates  with  a  lower  priority  and  the overcollateralization amount.

                                      CLASS      INITIAL                      TARGETED
                                                  SUBORDINATION (1)           STEPDOWN DATE SUBORDINATION
                                      A          [27.80]%                     [55.60]%
                                      M-1        [18.05]%                     [36.10]%
                                      M-2        [14.55]%                     [29.10]%
                                      M-3        [12.45]%                     [24.90]%
                                      M-4        [10.50]%                     [21.00]%
                                      M-5        [8.70]%                      [17.40]%
                                      M-6        [7.00]%                      [14.00]%
                                      M-7        [5.40]%                      [10.80]%
                                      M-8        [4.20]%                      [8.40]%
                                      M-9        [3.20]%                      [6.40]%

                                       (1) Includes the initial overcollateralization requirement as described herein.

                                      B.       SUBORDINATION

                                       Initial (% Orig)                         [3.20]%
                                       OC Target (% Orig)                       [3.20]%
                                       Stepdown OC Target (% Current)           [6.40]%
                                       OC Floor (% Orig)                        0.50%

                                    C. EXCESS CASHFLOW
 CREDIT ENHANCEMENT:
                                    For any Distribution  Date, the sum of (i) the excess of the available  distribution  amount over  the sum of (a) the  interest  distribution  amount  for the  certificates  and (b) the principal remittance amount, (ii) any  overcollateralization  reduction amount and (iii) any
                                    Net Swap Payments  received by the supplemental  interest trust under the swap agreement for that  Distribution  Date.  Excess Cash Flow may be used to protect the Class A  Certificates and  Class M  Certificates  against  realized  losses by making  an  additional  payment  of principal to cover the amount of the realized losses.

                                    D.  SWAP AGREEMENT

                                    Credit  enhancement for the Class A Certificates  and Class M Certificates  will include net payments made by the Swap Provider to the  Supplemental  Interest Trust Trustee  pursuant to the swap  agreement.  The swap  agreement  will  terminate  after the  Distribution  Date in
                                    December 2011.

REQUIRED
OVERCOLLATERALIZATION
AMOUNT:                             For any  Distribution  Date (i) prior to the  Stepdown  Date,  an  amount  equal to  [3.20]%  of the aggregate  stated  principal  balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the  Stepdown  Date  provided a Trigger  Event is not in effect,  the  greater of (x) [6.40]% of the then current  aggregate  outstanding  principal balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution  Date  and (y) the  Overcollateralization  Floor  or
                                    (iii)  on  or  after  the   Stepdown   Date  if  a  Trigger   Event  is  in  effect,   the  Required
                                    Overcollateralization   Amount  for  the  immediately  preceding  Distribution  Date.  The  Required
                                    Overcollateralization Amount will be fully funded on the Closing Date.

OVERCOLLATERALIZATION FLOOR:        An  amount  equal  to 0.50% of the  aggregate  principal  balance  of the  Mortgage  Loans as of the
                                    Cut-Off Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution  Date, the excess, if any, of the  Overcollateralization  Amount on that Distribution Date over the Required Overcollateralization Amount on that Distribution Date.

OVERCOLLATERALIZATION
AMOUNT:                             With respect to any  Distribution  Date, the excess,  if any, of (a) the aggregate  stated principal balance of the Mortgage  Loans as of the first day of the month  preceding that  Distribution  Date, over (b) the  aggregate  certificate  principal  balance  of the  Class A  Certificates  and Class M
                                    Certificates  before taking into account  distributions of principal to be made on that Distribution
                                    Date.

OVERCOLLATERALIZATION
INCREASE AMOUNT:                    With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Cashflow for that Distribution Date (to the extent not used to cover losses) and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the
                                    Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:                   With  respect to any  Distribution  Date for which the Excess  Overcollateralization  Amount is, or would be, after taking into account all other  distributions to be made on that Distribution  Date, greater than zero, an amount equal to the lesser of
                                    (i) the Excess  Overcollateralization  Amount for that  Distribution  Date,  and (ii) the Principal
                                    Remittance Amount for that Distribution Date.

STEPDOWN DATE:                      The earlier to occur of (i) the Distribution  Date immediately  succeeding the Distribution Date on which the aggregate  certificate  principal balance of the Class A Certificates has been reduced to zero or (ii) the  later to occur of (x) the  Distribution  Date in  January  2010 and (y) the first
                                    Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [55.60]%.

SENIOR ENHANCEMENT
PERCENTAGE:                         On any  Distribution  Date,  the Senior  Enhancement  Percentage  will be equal to a  fraction,  the numerator  of which is the sum of (x) the  aggregate  certificate  principal  balance of the Class M
                                    Certificates  immediately prior to that Distribution Date and (y) the  Overcollateralization  Amount
                                    immediately  prior to that  Distribution  Date, and the denominator of which is the aggregate stated
                                    principal  balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that
                                    Distribution Date.

TRIGGER EVENT:                                       A  Trigger  Event is in effect on any  Distribution  Date on or after the  Stepdown
                                    Date if either (i) the Sixty-Plus  Delinquency  Percentage  equals or exceeds [28.80]% of the Senior
                                    Enhancement  Percentage  for that  Distribution  Date or (ii) on or after the  Distribution  Date in
                                    January 2009 the  cumulative  realized  losses on the Mortgage  Loans as a percentage of the initial aggregate  principal  balance of the  Mortgage  Loans as of the Cut-off  Date  exceed the  following amounts:

                                         DISTRIBUTION DATES

                                                25 - 36                 [1.60]% in the first month plus an additional
                                                                        1/12th of [2.00]% for each month thereafter

                                                                        [3.60]% for the first month, plus an additional
                                                37 - 48                 1/12th of [2.10]% for every subsequent month;

                                                                        [5.70]% for the first month, plus an additional
                                                49 - 60                 1/12th of [1.70]% for every subsequent month;

                                                                        [7.40]% for the first, plus an additional 1/12th of
                                                 61-72                  [0.95]% for every subsequent month;

                                                                        [8.35]% for the first, plus an additional 1/12th of
                                                73 - 84                 [0.10]% for every subsequent month; and

                                           85 and thereafter            [8.45]%

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With respect to any  Distribution  Date on or after the Stepdown Date, the arithmetic  average,  for each  of the  three  Distribution  Dates  ending  with  such  Distribution  Date,  of the  fraction, expressed as a  percentage,  equal to (x) the  aggregate  stated  principal  balance of the Mortgage
                                    Loans  that  are 60 or  more  days  delinquent  in  payment  of  principal  and  interest  for  that
                                    Distribution Date,  including  mortgaged loans in foreclosure and REO, over (y) the aggregate stated
                                    principal balance of all of the Mortgage Loans immediately preceding that Distribution Date.

INTEREST PAYMENTS:                  On each  Distribution  Date  holders of the  certificates  will be entitled to receive the  interest that has accrued on the  certificates  at the related  pass-through  rate during the related Accrual
                                    Period, and any interest due on a prior Distribution Date that was not paid.

ACCRUAL PERIOD:                     The Offered  Certificates  will be entitled to interest  accrued,  with respect to any  Distribution
                                    Date,  from and including the  preceding  Distribution  Date (or from and including the Closing Date in the case of the first  Distribution  Date) to and  including  the day  prior to the  then-current
                                    Distribution Date calculated on an actual/360-day basis.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the per annum  mortgage  rate thereon minus the per annum rates at which the master servicing fee, subservicing fee and credit risk manager fee are paid.

NET WAC CAP RATE:                   With  respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to (i) the  product of (a) the  weighted  average of the Net Mortgage  Rates of the Mortgage  Loans using the Net  Mortgage  Rates in effect for the  scheduled  payments  due on such  Mortgage  Loans during the related due period,  and (b) a  fraction  expressed as a  percentage,  the  numerator of which is 30 and the  denominator  of which is the  actual  number  of days in the  related  Accrual
                                    Period,  minus (ii) the product of (a) a fraction  expressed as a percentage the numerator of which is the amount of any Net Swap  Payments or Swap  Termination  Payment owed to the Swap Provider not resulting from a Swap Provider  Trigger Event as of such  Distribution  Date and the denominator of which is the  aggregate  stated  principal  balance of the Mortgage  Loans as of such  Distribution
                                    Date,  and  (b) a  fraction  expressed  as a  percentage,  the  numerator  of  which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

BASIS RISK SHORTFALL:               With respect to any class of Class A  Certificates  and Class M  Certificates  and any  Distribution
                                    Date on which the Net WAC Cap Rate is used to  determine  the  pass-through  rate for that  class of certificates,  an amount  equal to the excess of (i)  accrued  certificate  interest  for that class calculated  at a rate equal to the lesser of (a)  One-Month  LIBOR plus the  related  Margin and (b)
                                    [14.00]% per annum, over (ii) accrued  certificate  interest for that class calculated using the Net
                                    WAC Cap Rate;  plus any unpaid Basis Risk Shortfall  from prior  Distribution  Dates,  plus interest thereon to the extent not  previously  paid from  Excess  Cash Flow,  at a rate equal to the related pass-through rate for such Distribution Date.

PREPAYMENT INTEREST
SHORTFALL:                          With respect to any Distribution Date, the aggregate  shortfall,  if any, in collections of interest resulting from mortgagor  prepayments  on the Mortgage  Loans during the preceding  calendar  month.
                                    These  shortfalls  will result because  interest on  prepayments in full is distributed  only to the date of  prepayment,  and  because no interest  is  distributed  on  prepayments  in part,  as these prepayments in part are applied to reduce the  outstanding  principal  balance of the Mortgage Loans as of the due date  immediately  preceding  the date of  prepayment.  No assurance can be given that the amounts  available to cover  Prepayment  Interest  Shortfalls will be sufficient  therefor.  Any
                                    Prepayment  Interest  Shortfalls not covered by Eligible  Master  Servicing  Compensation  or Excess
                                    Cash  Flow and  allocated  to a class of  offered  certificates  will  accrue  interest  at the then applicable pass-through rate on that class of offered certificates.

RELIEF ACT SHORTFALLS:              With respect to any Distribution  Date, the shortfall,  if any, in collections of interest resulting from  the  Servicemembers  Civil  Relief  Act or  similar  legislation  or  regulation.  Relief  Act
                                    Shortfalls  will be covered by  available  Excess  Cashflow in the current  period only as described under  "Excess  Cashflow  Distributions."  Any  Relief  Act  Shortfalls  allocated  to  the  Offered
                                    Certificates  for the current  period not covered by Excess  Cash Flow will  remain  unpaid.  Relief
                                    Act Shortfalls will be allocated on a pro rata basis among the certificates.

ALLOCATION OF LOSSES:               Realized losses on the mortgage loans will be allocated as follows:

(i)      to Excess Cashflow;
(ii)     by a reduction in the Overcollateralization Amount until reduced to zero;
(iii)    to the Class M-9 Certificates until the certificate principal balance thereof has been reduced to zero;
(iv)     to the Class M-8 Certificates until the certificate principal balance thereof has been reduced to zero;
(v)      to the Class M-7 Certificates until the certificate principal balance thereof has been reduced to zero;
(vi)     to the Class M-6 Certificates until the certificate principal balance thereof has been reduced to zero;
(vii)    to the Class M-5 Certificates until the certificate principal balance thereof has been reduced to zero;
(viii)   to the Class M-4 Certificates until the certificate principal balance thereof has been reduced to zero;
(ix)     to the Class M-3 Certificates until the certificate principal balance thereof has been reduced to zero;
(x)      to the Class M-2 Certificates until the certificate principal balance thereof has been reduced to zero;
(xi)     to the Class M-1 Certificates until the certificate principal balance thereof has been reduced to zero; and
(xii)    to the  Class A  Certificates,  on a pro rata  basis  based on their  respective  Certificate  Principal  Balances,  until the certificate principal balances thereof have been reduced to zero.

STEP-UP COUPON:                     If the 10%  Clean-Up  Call is not  exercised,  the  pass-through  margins  will be increased on the second  Distribution  Date following the first possible Clean-Up Call Date by (i) the lesser of (a)
                                    50 basis points and (b) the initial  pass-through  margin with respect to the Class A  Certificates and (ii) the  lesser of (x) 50 basis  points  and (y) half the  initial  pass-through  margin  with respect to the Class M Certificates.

PRINCIPAL PAYMENTS:                 The Class A Principal Distribution Amount, with respect to the Class A Certificates, will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates,
                                    sequentially, in that order, in each case, until their respective Certificate Principal
                                    Balance has been reduced to zero.

                                    The Class M Certificates will be subordinate to the Class A Certificates,  and will not receive any principal payments until on or after the Stepdown Date, or if a Trigger Event is in effect,  unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero.

                                    On or  after  the  Stepdown  Date and if a  Trigger  Event is not in  effect,  or if the  aggregate certificate  principal  balance of the Class A Certificates has been reduced to zero, the remaining
                                    Principal  Distribution  Amount will be  distributed  in the  following  order of priority:  to the
                                    Class  M-1  Certificates,   the  Class  M-1  Principal   Distribution  Amount,  to  the  Class  M-2
                                    Certificates,  the Class M-2 Principal  Distribution  Amount,  to the Class M-3  Certificates,  the
                                    Class M-3 Principal  Distribution  Amount, to the Class M-4  Certificates,  the Class M-4 Principal
                                    Distribution  Amount, to the Class M-5 Certificates,  the Class M-5 Principal  Distribution Amount,
                                    to the  Class M-6  Certificates,  the Class M-6  Principal  Distribution  Amount,  to the Class M-7
                                    Certificates,  the Class M-7 Principal  Distribution  Amount,  to the Class M-8  Certificates,  the
                                    Class M-8 Principal Distribution Amount and to the Class M-9 Certificates,  the Class M-9 Principal
                                    Distribution Amount, in each case until the certificate  principal balance thereof has been reduced to zero.

PRINCIPAL DISTRIBUTION
AMOUNT:                             For any Distribution  Date, the lesser of (a) the excess of (x) the available  distribution  amount, plus with respect to clauses (iii) and (iv) below,  amounts  received by the  Supplemental  Interest
                                    Trust Trustee under the swap agreement,  over (y) the interest  distribution  amount and (b) the sum of the following amounts:

                           (i)      the Principal Remittance Amount for the Mortgage Loans;

                           (ii)     the lesser of  (a) subsequent  recoveries for that  Distribution  Date and (b) the  principal  portion of any realized  losses allocated  to any  class  of  Class  A  Certificates  and  Class M  Certificates  on a prior
                                    Distribution Date and remaining unpaid;

                           (iii)    the  lesser of (a) the  Excess  Cash Flow for that  Distribution  Date,  to the  extent not used in clause  (ii) above on such
                                    Distribution  Date,  and (b) the  principal  portion of any  realized  losses  incurred,  or deemed to have been incurred,  on any Mortgage  Loans in the calendar  month  preceding that
                                    Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date; and

                           (iv)     the lesser of (a) the Excess Cash Flow for that  Distribution  Date, to the extent not used pursuant to clause (ii) and clause
                                    (iii)  above on such  Distribution  Date,  and (b) the  amount of any  Overcollateralization
                                    Increase Amount for that Distribution Date;

                                    MINUS

                           (v)      the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

                           (vi)     certain other amounts with respect to servicing modifications as set forth in the pooling and servicing agreement.

                                    In no event will the Principal  Distribution  Amount on any  Distribution  Date be less than zero or greater than the outstanding  aggregate  certificate balance of the Class A Certificates and Class M
                                    Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                             For any  Distribution  Date,  the sum of the following  amounts:  (i) the  principal  portion of all scheduled  monthly  payments on the Mortgage  Loans received or advanced with respect to the related due period;  (ii) the principal  portion of all proceeds of the repurchase of the Mortgage Loans or, in the case of  substitution,  amounts  representing  a  principal  adjustment  as  required  in the pooling and  servicing  agreement  during the  preceding  calendar  month;  and (iii) the  principal portion of all other  unscheduled  collections  other than  subsequent  recoveries  received  on the related Mortgage Loans during the preceding calendar month including,  without limitation,  full and partial principal  prepayments made by the respective  mortgagors,  to the extent not distributed in the month.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the
                                    Principal Distribution Amount for that Distribution Date, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the
                                    Principal  Distribution  Amount for that  Distribution  Date; and (ii) the excess of (a) the aggregate  certificate  principal  balance of the Class A Certificates  immediately prior to that  Distribution  Date over (b) the lesser of (x) the product of (1)  [44.40]% and (2) the
                                    aggregate  stated   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                    Distribution Date, less the Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, or

                           (ii)      on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of: (i) the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount;  and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the Class A  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount) and (2) the certificate principal  balance of the Class M-1  Certificates  immediately  prior to that  Distribution
                                     Date over (b) the lesser of (x) the product of (1)  [63.90]% and (2) the  aggregate  stated
                                     principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal  balance of the Mortgage
                                     Loans after giving effect to distributions to be made on that  Distribution  Date, less the
                                     Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal Distribution Amount and Class M-1 Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount and Class M-1 Principal  Distribution Amount; and
                                    (ii) the excess of (a) the sum of (1) the  aggregate  certificate  principal  balance of the
                                    Class A Certificates  and Class M-1  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount and Class M-1 Principal  Distribution Amount for
                                    that  Distribution  Date)  and  (2) the  certificate  principal  balance  of the  Class  M-2
                                    Certificates  immediately  prior to that  Distribution  Date over (b) the  lesser of (x) the product of (1)  [70.90]%  and (2) the  aggregate  stated  principal  balance of the Mortgage
                                    Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (y)
                                    the  aggregate  stated  principal  balance of the  Mortgage  Loans  after  giving  effect to distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution  Amount, and
                                    Class M-2 Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount, the Class M-1 Principal  Distribution Amount and
                                    the Class M-2 Principal  Distribution  Amount; and (ii) the excess of (a) the sum of (1) the
                                    aggregate   certificate  principal  balance  of  the  Class  A,  Class  M-1  and  Class  M-2
                                    Certificates  (after  taking into account the payment of the Class A Principal  Distribution
                                    Amount,  the  Class  M-1  Principal   Distribution   Amount  and  the  Class  M-2  Principal
                                    Distribution  Amount for that Distribution  Date) and (2) the certificate  principal balance of the Class  M-3  Certificates  immediately  prior to that  Distribution  Date over (b) the lesser of (x) the product of (1) [75.10]% and (2) the  aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution
                                    Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                                    effect   to   distributions   to   be   made   on   that   Distribution   Date,   less   the
                                    Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                    the Class M-2  Principal  Distribution  Amount  and the  Class  M-3  Principal  Distribution
                                    Amount;  and (ii)  the  excess  of (a) the sum of (1) the  aggregate  certificate  principal balance of the Class A, Class M-1, Class M-2 and Class M-3  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  the Class M-1 Principal
                                    Distribution  Amount,  the  Class  M-2  Principal  Distribution  Amount  and the  Class  M-3
                                    Principal   Distribution  Amount  for  that  Distribution  Date)  and  (2)  the  certificate principal  balance  of the Class M-4  Certificates  immediately  prior to that  Distribution
                                    Date over (b) the lesser of (x) the product of (1)  [79.00]%  and (2) the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage
                                    Loans after giving effect to  distributions to be made on that  Distribution  Date, less the
                                    Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount and Class M-4
                                    Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                    Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution Amount and the
                                    Class  M-4  Principal  Distribution  Amount;  and (ii) the  excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class M-1,  Class M-2,  Class M-3 and Class M-4  Certificates  (after taking into account the payment of the Class A Principal
                                    Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  Class M-2  Principal
                                    Distribution  Amount,  Class M-3 Principal  Distribution  Amount and the Class M-4 Principal
                                    Distribution  Amount for that Distribution  Date) and (2) the certificate  principal balance of the Class  M-5  Certificates  immediately  prior to that  Distribution  Date over (b) the lesser of (x) the product of (1) [82.60]% and (2) the  aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions  to be made on that  Distribution
                                    Date and (y) the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                                    effect   to   distributions   to   be   made   on   that   Distribution   Date,   less   the
                                    Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  Class M-4
                                    Principal Distribution Amount and Class M-5 Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                    Class M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  the
                                    Class M-4 Principal  Distribution  Amount and the Class M-5 Principal  Distribution  Amount;
                                    and (ii) the excess of (a) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class M-1, Class M-2, Class M-3,  Class M-4 and Class M-5  Certificates  (after taking into  account the payment of the Class A  Principal  Distribution  Amount,  the Class
                                    M-1 Principal  Distribution  Amount,  Class M-2  Principal  Distribution  Amount,  Class M-3
                                    Principal  Distribution  Amount,  Class M-4 Principal  Distribution Amount and the Class M-5
                                    Principal   Distribution  Amount  for  that  Distribution  Date)  and  (2)  the  certificate principal  balance  of the Class M-6  Certificates  immediately  prior to that  Distribution
                                    Date over (b) the lesser of (x) the product of (1)  [86.00]%  and (2) the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the  aggregate  stated  principal  balance of the  Mortgage
                                    Loans after giving effect to  distributions to be made on that  Distribution  Date, less the
                                    Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  Class M-4
                                    Principal  Distribution  Amount,  Class  M-5  Principal  Distribution  Amount  and Class M-6
                                    Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                    Class M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  the
                                    Class M-4 Principal  Distribution  Amount, the Class M-5 Principal  Distribution  Amount and
                                    the Class M-6 Principal  Distribution  Amount; and (ii) the excess of (a) the sum of (1) the aggregate  certificate  principal  balance of the Class A, Class M-1,  Class M-2, Class M-3,
                                    Class M-4,  Class M-5 and Class M-6  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                    Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount, Class
                                    M-4  Principal  Distribution  Amount,  the Class M-5 Principal  Distribution  Amount and the
                                    Class  M-6  Principal   Distribution   Amount  for  that  Distribution  Date)  and  (2)  the
                                    certificate  principal  balance  of the Class  M-7  Certificates  immediately  prior to that
                                    Distribution  Date  over (b) the  lesser  of (x) the  product  of (1)  [89.20]%  and (2) the
                                    aggregate  stated   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                    Distribution Date, less the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  Class M-4
                                    Principal   Distribution  Amount,  Class  M-5  Principal   Distribution  Amount,  Class  M-6
                                    Principal Distribution Amount and Class M-7 Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                    Class M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  the
                                    Class M-4 Principal  Distribution  Amount, the Class M-5 Principal  Distribution Amount, the
                                    Class M-6 Principal  Distribution  Amount and Class M-7 Principal  Distribution  Amount; and
                                    (ii) the excess of (a) the sum of (1) the aggregate

                                     certificate  principal  balance of the Class A, Class M-1,  Class M-2, Class M-3, Class M-4,
                                     Class M-5,  Class M-6 and Class M-7  Certificates  (after taking into account the payment of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                     Class M-2 Principal  Distribution  Amount,  Class M-3 Principal  Distribution  Amount, Class
                                     M-4 Principal  Distribution  Amount, the Class M-5 Principal  Distribution Amount, Class M-6
                                     Principal  Distribution  Amount  and the Class M-7  Principal  Distribution  Amount for that
                                     Distribution  Date) and (2) the certificate  principal balance of the Class M-8 Certificates immediately  prior to that  Distribution  Date over (b) the lesser of (x) the product of (1)
                                     [91.60]% and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the aggregate stated
                                     principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, less the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date:

                           (i)      prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that  Distribution  Date,  the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution Amount, Class
                                    M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  Class M-4
                                    Principal   Distribution  Amount,  Class  M-5  Principal   Distribution  Amount,  Class  M-6
                                    Principal  Distribution  Amount,  Class  M-7  Principal  Distribution  Amount  and Class M-8
                                    Principal Distribution Amount, or

                           (ii)     on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser  of:  (i) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,
                                    Class M-2 Principal  Distribution  Amount,  Class M-3  Principal  Distribution  Amount,  the
                                    Class M-4 Principal  Distribution  Amount, the Class M-5 Principal  Distribution Amount, the
                                    Class M-6 Principal  Distribution Amount, Class M-7 Principal  Distribution Amount and Class
                                    M-8 Principal  Distribution  Amount; and (ii) the excess of (a) the sum of (1) the aggregate certificate  principal  balance of the Class A, Class M-1,  Class M-2, Class M-3, Class M-4,
                                    Class M-5,  Class M-6, Class M-7 and Class M-8  Certificates  (after taking into account the
                                    payment  of  the  Class  A  Principal   Distribution   Amount,   the  Class  M-1   Principal
                                    Distribution  Amount,   Class  M-2  Principal   Distribution  Amount,  Class  M-3  Principal
                                    Distribution  Amount,  Class M-4  Principal  Distribution  Amount,  the Class M-5  Principal
                                    Distribution  Amount,   Class  M-6  Principal   Distribution  Amount,  Class  M-7  Principal
                                    Distribution  Amount and the Class M-8 Principal  Distribution  Amount for that Distribution
                                    Date) and (2) the certificate  principal  balance of the Class M-9 Certificates  immediately prior to that  Distribution  Date over (b) the lesser of (x) the product of (1) [93.60]% and
                                    (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions  to be made on that  Distribution  Date and (y) the aggregate stated principal balance of the  Mortgage  Loans  after  giving  effect to  distributions  to be made on that
                                    Distribution Date, less the Overcollateralization Floor.

INTEREST DISTRIBUTIONS:             On each  Distribution  Date,  accrued and unpaid interest (less prepayment  interest  shortfalls not covered by compensating  interest and Relief Act Shortfalls)  will be paid to the holders of Class A
                                    Certificates  and Class M  Certificates  to the extent of the available  distribution  amount (after payment of the master  servicing fee,  sub-servicing  fee,  credit risk manager fee and any Net Swap
                                    Payments owed to the Swap Provider or Swap  Termination  Payments not due to a Swap Provider Trigger
                                    Event owed to the Swap Provider) in the following order of priority:

                                (i)      To the Class A Certificates, pro rata;

                                (ii)     To the Class M-1 Certificates;

                                (iii)    To the Class M-2 Certificates;

                                (iv)     To the Class M-3 Certificates;

                                (v)      To the Class M-4 Certificates;

                                (vi)     To the Class M-5 Certificates;

                                (vii)    To the Class M-6 Certificates;

                                (viii)   To the Class M-7 Certificates;

                                (ix)     To the Class M-8 Certificates; and

                                (x)      To the Class M-9 Certificates.

EXCESS CASHFLOW
DISTRIBUTIONS:                      On each  Distribution  Date, the Excess Cashflow will be distributed  among the  Certificates in the following order of priority:

                           (i)      As part of the  Principal  Distribution  Amount to pay to holders of the class or classes of  certificates  then  entitled  to receive  distributions in respect of principal (as described above),  the principal
                                    portion  of  realized  losses  previously   allocated  to  reduce  the  certificate
                                    principal  balance  of any  Class  A  Certificates  and  Class M  Certificates  and
                                    remaining unreimbursed, but only to the extent of subsequent recoveries;

                           (ii)     As part of the Principal  Distribution  Amount,  to pay to the holders of the Class A Certificates and Class M Certificates in
                                    reduction  of their  certificate  principal  balances,  the  principal  portion  of realized losses incurred on the Mortgage Loans for the preceding calendar month;

                           (iii)    As part of the  Principal  Distribution  Amount to pay any  Overcollateralization  Increase  Amount to the class or classes of certificates then entitled to receive distributions in respect of principal;

                           (iv)     To pay the holders of the Class A Certificates  and Class M Certificates,  pro rata, based on Prepayment  Interest  Shortfalls allocated  thereto,  the amount of any  Prepayment  Interest  Shortfalls  allocated thereto for that  Distribution  Date, to the extent not covered by Eligible  Master
                                    Servicing Compensation on that Distribution Date;

                           (v)      To pay the  holders of the Class A  Certificates  and Class M  Certificates,  pro rata,  based on unpaid  Prepayment  Interest
                                    Shortfalls   previously  allocated  thereto,  any  Prepayment  Interest  Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

                           (vi)     To the holders of the Class A Certificates,  pro rata, then to the holders of the Class M Certificates,  in order of priority, any  Basis  Risk  Shortfalls  allocated  thereto  that  remains  unpaid  as of  the
                                    Distribution Date;

                           (vii)    To pay the holders of the Class A Certificates and Class M Certificates,  pro rata,  based on Relief Act Shortfalls  allocated thereto  on that  Distribution  Date,  the  amount  of any  Relief  Act  Shortfalls occurring in the current Accrual Period;

                           (viii)   To pay the  holders  of the Class A  Certificates,  pro rata,  then to the  holders of the Class M  Certificates,  in order of priority,  the  principal  portion  of any  realized  losses  previously  allocated thereto that remain unreimbursed;

                           (ix)     to the Swap Provider,  the amount of any Swap Termination  Payment resulting from a Swap Provider Trigger Event not previously paid; and

                           (x)      To pay the holders of the  non-offered  Certificates  any balance  remaining in  accordance  with the terms of the pooling and servicing agreement.

                                                              SWAP AGREEMENT

On the Closing Date,  the  Supplemental  Interest  Trust Trustee will enter into a Swap Agreement with the Swap Provider as described in the  prospectus  supplement.  Under the swap  agreement  and on each Swap Payment  Date,  (i) the  supplemental  interest  trust will be obligated to pay to the Swap Provider an amount equal to  approximately  [5.15]% per annum (30/360  accrual) of the notional  amount for the related  period and (ii) the  supplemental  interest trust will be entitled to receive from the Swap Provider an amount equal to the product of (a)  One-Month  LIBOR (as  determined  under the swap  agreement)  (actual/360  accrual) and (b) the notional  amount for the related  period,  until the swap agreement is terminated.  Only the net amount of the two  obligations  will be paid by the  appropriate party ("Net Swap Payment").  The "Swap Payment Date" with respect to each  distribution  date is the business day immediately  preceding the 25th day of the related month, beginning in January 2007, to and including the termination date.

Funds on deposit in the Swap Account,  to the extent such amounts  constitute Net Swap Payments  payable to the Swap  Provider,  will be distributed from any available funds prior to  distributions on the Certificates on each related Swap Payment Date to cover,  first, Net
Swap Payments due to the Swap Provider and,  second,  any Swap Termination  Payment not due to a Swap Provider  Trigger Event.  Funds on
deposit in the Swap Account,  to the extent such amounts  constitute Net Swap Payments  payable to the  supplemental  interest trust are distributed to the Class A Certificates and Class M Certificates  through Excess Cash Flow Distribution (as described  above).  For each
Swap Payment Date,  the Swap Notional  Amount will be calculated  as described  below.  The swap  agreement and any payments made by the
Swap Provider thereunder will be assets of the supplemental interest trust but will not be assets of any REMIC.

Upon early termination of the swap agreement,  the supplemental  interest trust or the Swap Provider may be liable to make a termination
payment  (the   "Swap  Termination  Payment ")  to the  other  party  (regardless  of which  party  caused  the  termination).  The Swap
Termination  Payment  will be  computed  in  accordance  with the  procedures  set forth in the swap  agreement.  In the event  that the
Supplemental  Interest Trust Trustee,  on behalf of the  supplemental  interest trust, is required to make a Swap  Termination  Payment, that payment will be paid on the related swap payment date,  and on any  subsequent  swap payment date until paid in full,  and, if such
Swap  Termination  Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the swap agreement), such payment will be made prior to distributions to Certificateholders.

The swap  agreement  Lower Bound and Upper Bound amounts are shown on page [21]. The swap  agreement  notional  amount is determined for each Swap Payment Date as follows:

         (1)      if the aggregate certificate principal balance of the Offered Certificates for the immediately preceding  Distribution
                  Date, after giving effect to payments on such  Distribution Date (or as of the Closing Date for the first Swap Payment
                  Date) is greater than the Lower Bound and less than the Upper Bound, the swap agreement  notional amount will be equal to the aggregate Class Principal Balance of the Offered Certificates for the immediately preceding  Distribution Date, after giving effect to payments on such Distribution Date (or as of the Closing Date for the first Swap Payment Date);

         (2)      if the aggregate certificate principal balance of the Offered Certificates for the immediately preceding  Distribution
                  Date, after giving effect to payments on such  Distribution Date (or as of the Closing Date for the first Swap Payment
                  Date) is less than or equal to the Lower Bound,  the swap  agreement  notional  amount will be equal to the applicable
                  Lower Bound for such Swap Payment Date;

         (3)      if the aggregate certificate principal balance of the Offered Certificates for the immediately preceding  Distribution
                  Date, after giving effect to payments on such  Distribution Date (or as of the Closing Date for the first Swap Payment
                  Date) is greater than or equal to the Upper Bound, the swap agreement  notional amount will be equal to the applicable
                  Upper Bound for such Swap Payment Date.

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
---------- ------------------ --------------- ---------------     --------- ----------------- -------------- ---------------
 PERIOD    DISTRIBUTION DATE   LOWER BOUND     UPPER BOUND         PERIOD     DISTRIBUTION     LOWER BOUND    UPPER BOUND
                                                                                  DATE
---------- ------------------ --------------- ---------------     --------- ----------------- -------------- ---------------
    1          25-Jan-07                                             31        25-Jul-09
                              507,140,000     507,140,000                                     112,170,689      241,202,708

    2          25-Feb-07      499,283,866     503,291,058            32        25-Aug-09      106,353,013      232,928,430

    3          25-Mar-07      490,123,776     498,844,579            33        25-Sep-09      100,172,756      222,910,797

    4          25-Apr-07      479,686,660     493,808,579            34        25-Oct-09       93,371,637      209,799,041

    5          25-May-07      468,009,810     488,193,286            35        25-Nov-09       73,882,550      157,469,932

    6          25-Jun-07      455,140,861     482,011,037            36        25-Dec-09       68,651,126      145,075,776

    7          25-Jul-07      441,137,878     475,276,402            37        25-Jan-10       64,957,308      136,937,961

    8          25-Aug-07      426,069,094     468,006,056            38        25-Feb-10       62,180,349      131,373,289

    9          25-Sep-07      410,026,978     460,223,167            39        25-Mar-10       59,530,249      126,080,826

   10          25-Oct-07      393,209,672     451,949,238            40        25-Apr-10       57,000,874      121,156,095

   11          25-Nov-07      375,784,073     443,207,728            41        25-May-10       54,586,269      116,551,414

   12          25-Dec-07      359,008,992     434,023,941            42        25-Jun-10       52,281,180      113,206,489

   13          25-Jan-08      342,949,920     424,424,955            43        25-Jul-10       50,079,921      110,032,382

   14          25-Feb-08      327,622,510     414,439,486            44        25-Aug-10       47,974,915      106,984,236

   15          25-Mar-08      312,954,446     404,028,397            45        25-Sep-10       45,168,935      100,481,920

   16          25-Apr-08      298,768,715     393,039,582            46        25-Oct-10       42,680,358       94,933,996

   17          25-May-08      285,452,080     382,108,263            47        25-Nov-10       33,913,084       60,399,534

   18          25-Jun-08      272,697,864     371,038,471            48        25-Dec-10       32,250,386       56,938,895

   19          25-Jul-08      260,415,253     360,303,269            49        25-Jan-11       30,765,927       54,053,939

   20          25-Aug-08      247,789,945     349,870,283            50        25-Feb-11       29,650,040       52,666,075

   21          25-Sep-08      235,112,492     339,697,998            51        25-Mar-11       28,575,018       51,315,647

   22          25-Oct-08      212,908,907     329,693,095            52        25-Apr-11       27,539,334       50,001,644

   23          25-Nov-08      192,403,244     319,867,751            53        25-May-11       26,541,521       48,723,084

   24          25-Dec-08      174,014,051     308,241,801            54        25-Jun-11       25,580,167       47,479,010

   25          25-Jan-09      158,229,281     296,844,651            55        25-Jul-11       24,653,917       46,268,491

   26          25-Feb-09      144,619,787     285,857,200            56        25-Aug-11       23,761,465       45,090,623

   27          25-Mar-09      136,880,781     275,387,512            57        25-Sep-11       22,875,439       43,770,708

   28          25-Apr-09      130,042,440     265,466,452            58        25-Oct-11       22,027,543       42,515,545

   29          25-May-09      123,768,187     256,059,316            59        25-Nov-11       20,872,649       39,038,001

   30          25-Jun-09      117,816,786     248,416,299            60        25-Dec-11       20,097,187       37,846,438
---------- ------------------ --------------- ---------------     --------- ----------------- -------------- ---------------

                                                        CONTACT INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

NAME:                                          TELEPHONE:                     E-MAIL:
Alex Huang                                     (212) 538-8526                 alex.huang@credit-suisse.com
Director
Peter Sack                                     (212) 325-7892                 peter.sack@credit-suisse.com
Director
John Herbert                                   (212) 325-2412                 john.herbert@credit-suisse.com
Director
Tim Kuo                                        (212) 538-3309                 tim.kuo@credit-suisse.com
Vice President
Victor Baev - Structuring                      (212) 325-5641                 victor.baev@credit-suisse.com

Regang Ou - Trading                            (212) 538-2398                 regang.ou@credit-suisse.com

Reginald Jones - Collateral                    (212) 325-8551                 reginald.jones@credit-suisse.com

---------------------------------------------- ------------------------------ ------------------------------------------------------

NAME:                                          TELEPHONE:                      E-MAIL:
MOODY'S
Arif Bekiroglu                                 (212) 553-7761                  arif.bekiroglu@moodys.com'

S&P
Rani Manasseh                                  (212) 438-1130                  rani_manasseh@standardandpoors.com

FITCH
Laura Pokojni                                  (212) 908-0228                  laura.pokojni@fitchratings.com

Marc Lessner                                   (212) 908-0693                  marc.lessner@fitchratings.com

---------------------------------------------- ------------------------------- -----------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------
                                       FREE WRITING PROSPECTUS - COMPUTATIONAL MATERIALS PART II

                                                      $[507,140,000] (APPROXIMATE)

                                                         GMAC RFC [GRAPHIC OMITTED]

                                            MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                            SERIES 2006-RZ5

                                                       RAMP SERIES 2006-RZ5 TRUST
                                                             ISSUING ENTITY

                                               RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                               DEPOSITOR

                                                    RESIDENTIAL FUNDING COMPANY, LLC
                                                      MASTER SERVICER AND SPONSOR

                                                           DECEMBER 12, 2006

----------------------------------------------------------------------------------------------------------------------------------------
                                                       CREDIT SUISSE [GRAPHIC OMITTED]

Disclaimer

The depositor has filed a registration  statement (File No.  333-131211)  (including a prospectus) with the SEC for the offering to which this  communication  relates.  Before you invest,  you should read the  prospectus in that  registration  statement and other  documents the issuer has filed with the SEC for more complete  information  about the issuer and this  offering.  You may get these documents for free by visiting EDGAR on the SEC website at  www.sec.gov.  Alternatively,  the issuer,  any underwriter or any dealer  participating  in the offering  will arrange to send you the  prospectus  if you request it by calling  toll-free
1-800-221-1037.

This free writing  prospectus  does not contain all  information  that is required to be included in the base prospectus and the prospectus  supplement.  The  information  in this free  writing  prospectus  is  preliminary  and is subject to  completion  or change.  The  information  in this free writing  prospectus,  if conveyed  prior to the time of your  contractual  commitment to purchase any of the securities,  supersedes  information  contained in any prior similar materials relating to these securities, and may be superceded by an additional  free writing  prospectus  provided to you prior to the time you enter into a contract of sale.
This free writing  prospectus  is not an offer to sell or  solicitation  of an offer to buy these  securities in any state where such offer,  solicitation  or sale is not permitted.  This free writing  prospectus is being  delivered to you solely to provide you with information  about the offering of the securities  referred to in this free writing  prospectus and to solicit an offer to purchase the  securities,  when,  as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a  contractual  commitment  by you to purchase any of the  securities,  until we have accepted your offer to purchase securities.

A contract of sale will come into being no sooner than the date on which the relevant  class of  securities  has been priced and we have  confirmed  the  allocation of securities  to be made to you; any  "indications  of interest"  expressed by you, and any
"soft circles"  generated by us, will not create binding  contractual  obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The securities  referred to in this free writing  prospectus are being sold when, as and if issued.  The issuer is not obligated to issue such  securities  or any similar  security and our  obligation  to deliver such  securities is subject to the terms and conditions of our  underwriting  agreement with the issuer and the availability of such securities when, as and if issued by the issuer.  You are advised that the terms of the securities,  and the  characteristics of the mortgage loan pool backing them, may change (due,  among other  things,  to the  possibility  that  mortgage  loans that  comprise the pool may become  delinquent or defaulted or may be removed or replaced and that similar or different  mortgage  loans may be added to the pool, and that one or more classes of securities  may be split,  combined or  eliminated),  at any time prior to issuance or  availability  of a final prospectus.  You are advised  that  securities  may not be issued that have the  characteristics  described in this free writing prospectus.  Our obligation to sell such  securities to you is  conditioned  on the  securities  and the underlying  transaction having the  characteristics  described in the preliminary  prospectus.  If for any reason we do not deliver such securities,  we will notify you, and neither the issuer nor any  underwriter  will have any  obligation  to you to deliver all or any portion of the securities  which you have committed to purchase,  and none of the issuer nor any  underwriter  will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Any legends,  disclaimers or other notices that may appear at the bottom of the email  communication  to which this free writing prospectus is attached  relating to (1) these  materials  not  constituting  an offer (or a  solicitation  of an offer),  (2) no representation  that these  materials  are accurate or complete  and may not be updated or (3) these  materials  possibly  being confidential  are not applicable to these materials and should be disregarded.  Such legends,  disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                   RAMP SERIES 2006-RZ5 TRUST
                                         MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                                  $[507,140,000] (APPROXIMATE)
                                                      SUBJECT TO REVISION
--------- --------------- --------------------- -------------- -------------- ------------------------ ---------------- -----------------
                                                                                  PRINCIPAL/ WINDOW                           FINAL
                                 RATINGS                         WAL (YRS.)            (MOS.)            EXP. MATURITY     SCHEDULED
 CLASS    AMOUNT ($)(1)    (S&P/MOODY'S/FITCH)     BOND TYPE   TO CALL/MAT(2)      TO CALL/MAT(2)         TO CALL (2)     MATURITY (5)
--------- --------------- --------------------- -------------- -------------- ------------------------ ---------------- -----------------
--------- --------------- --------------------- -------------- -------------- ------------------------ ---------------- -----------------
  A-1      [218,000,000]       AAA/Aaa/AAA      Sr Fltr (3)(4)  1.00 / 1.00       1- 22 / 1 - 22       October 2008     March 2030
                                                   Sr Fltr
  A-2      [127,600,000]       AAA/Aaa/AAA         (3)(4)       3.00 / 3.00      22 - 73 / 22 - 73     January 2013     August 2036
                                                   Sr Fltr
  A-3       [32,650,000]       AAA/Aaa/AAA         (3)(4)       6.94 / 8.90     73 - 85 / 73 - 190     January 2014     August 2046
                                                   Mezz Fltr
  M-1       [51,100,000]       NR/Aa1/AA+           (3)(4)      5.04 / 5.56     42 - 85 / 42 - 170     January 2014     August 2046
                                                   Mezz Fltr
  M-2       [18,330,000]       NR/Aa2/AA            (3)(4)      4.89 / 5.39     41 - 85 / 41 - 155     January 2014     August 2046
                                                   Mezz Fltr
  M-3       [11,000,000]       NR/Aa3/AA-           (3)(4)      4.86 / 5.34     40 - 85 / 40 - 147     January 2014     August 2046
                                                   Mezz Fltr
  M-4       [10,220,000]        NR/A1/A+            (3)(4)      4.84 / 5.30     39 - 85 / 39 - 142     January 2014     August 2046
                                                   Mezz Fltr
  M-5       [9,430,000]         NR/A2/A             (3)(4)      4.83 / 5.27     39 - 85 / 39 - 136     January 2014     August 2046
                                                   Mezz Fltr
  M-6       [8,900,000]         NR/A3/A-            (3)(4)      4.81 / 5.21     38 - 85 / 38 - 129     January 2014     August 2046
                                                   Mezz Fltr
  M-7       [8,380,000]       NR/Baa1/BBB+          (3)(4)      4.81 / 5.16     38 - 85 / 38 - 121     January 2014     August 2046
                                                   Mezz Fltr
  M-8       [6,290,000]       NR/Baa2/BBB           (3)(4)      4.80 / 5.08     37 - 85 / 37 - 112     January 2014     August 2046
                                                   Mezz Fltr
  M-9       [5,240,000]       NR/Baa3/BBB-          (3)(4)      4.79 / 4.98     37 - 85 / 37 - 103     January 2014     August 2046
 TOTAL    [507,140,000]
--------- --------------- --------------------- -------------- -------------- ------------------------ ---------------- -----------------

         NOTES:

(1)      The Class Size is subject to a permitted variance in the aggregate of plus or minus 15%.

(2)      The Offered  Certificates will be priced to the Clean-up Call Date at the Prepayment  Pricing  Assumptions:  Fixed Rate
           Loans:  100% PPC (4.0% CPR in month 1,  building  by  approximately  1.90909%  each month to 25% CPR in month 12, and remaining  constant at 25% CPR  thereafter);  Adjustable Rate Loans:  100% PPC (4.0% CPR in month 1, building by approximately 2.36364% each month to 30% CPR by month 12, and remaining constant at 30% CPR thereafter).

(3)      If the 10% Clean-Up Call is not exercised,  the margins for the Offered  Certificates will be increased,  on the second
           Distribution  Date following the first possible  Clean-Up Call date, by (i) the lesser of (a) 50 basis points and
           (b) the  initial  pass-through  margin  with  respect to the Class A  Certificates  and (ii) the lesser of (x) 50 basis points and (y) half the initial  pass-through  margin with respect to the Class M Certificates.  Each class is subject to the Net WAC Cap Rate.

(4)      The  pass-through  rate for each class of  certificates  will equal the least of (a)  One-Month  LIBOR plus the related margin per annum,  (b) the Net WAC Cap Rate and (c) [14.00]% per annum.  The holders of the Class A  Certificates and Class M  Certificates  may also be  entitled to certain Net Swap  Payments  made by the Swap  Provider to the
           Supplemental Interest Trust Trustee pursuant to the Swap Agreement (as described herein).

(5)      The Final Scheduled  Distribution  Date for the (i) Class A-1 Certificates and Class A-2 Certificates are calculated at
           0% CPR and  assuming  that no optional  termination  is  exercised  and (ii) Class A-3  Certificates  and Class M
           Certificates are in the month following the latest maturity date of any mortgage loan in the trust.

                                                      NET WAC CAP SCHEDULE

         -------------------- ----------------- ------------------ ------------------ ------------------ -----------------

                  1                7.16%             14.00%               44                 9.79%            14.00%
                  2                8.09%             14.00%               45                 9.81%            14.00%
                  3                8.80%             14.00%               46                10.13%            14.00%
                  4                8.09%             14.00%               47                 9.80%            14.00%
                  5                8.36%             14.00%               48                10.12%            14.00%
                  6                8.09%             14.00%               49                 9.79%            14.00%
                  7                8.36%             14.00%               50                 9.79%            14.00%
                  8                8.09%             14.00%               51                10.77%            14.00%
                  9                8.09%             14.00%               52                 9.78%            14.00%
                 10                8.36%             14.00%               53                10.10%            14.00%
                 11                8.09%             14.00%               54                 9.77%            14.00%
                 12                8.36%             14.00%               55                10.10%            14.00%
                 13                8.09%             14.00%               56                 9.77%            14.00%
                 14                8.09%             14.00%               57                 9.77%            14.00%
                 15                8.64%             14.00%               58                10.09%            14.00%
                 16                8.09%             14.00%               59                 9.77%            14.00%
                 17                8.35%             14.00%               60                10.09%            14.00%
                 18                8.08%             14.00%               61                 9.76%            11.68%
                 19                8.35%             14.00%               62                 9.76%            11.67%
                 20                8.08%             14.00%               63                10.43%            12.47%
                 21                8.11%             14.00%               64                 9.75%            11.66%
                 22                9.22%             14.00%               65                10.07%            12.05%
                 23                8.92%             14.00%               66                 9.74%            11.65%
                 24                9.21%             14.00%               67                10.06%            12.03%
                 25                8.91%             14.00%               68                 9.74%            11.64%
                 26                8.91%             14.00%               69                 9.73%            11.64%
                 27                9.71%             14.00%               70                10.05%            12.02%
                 28                8.92%             14.00%               71                 9.72%            11.63%
                 29                9.22%             14.00%               72                10.04%            12.01%
                 30                8.92%             14.00%               73                 9.72%            11.61%
                 31                9.21%             14.00%               74                 9.71%            11.61%
                 32                8.92%             14.00%               75                10.75%            12.84%
                 33                8.96%             14.00%               76                 9.70%            11.59%
                 34               10.01%             14.00%               77                10.02%            11.97%
                 35                9.71%             14.00%               78                 9.70%            11.58%
                 36               10.03%             14.00%               79                10.02%            11.96%
                 37                9.70%             14.00%               80                 9.69%            11.56%
                 38                9.69%             14.00%               81                 9.69%            11.56%
                 39               10.62%             14.00%               82                10.01%            11.95%
                 40                9.81%             14.00%               83                 9.68%            11.56%
                 41               10.13%             14.00%               84                10.00%            11.93%
                 42                9.80%             14.00%               85                 9.67%            11.54%
                 43               10.13%             14.00%
         -------------------- ----------------- ------------------ ------------------ ------------------ -----------------

(1)    Assumes 1-month LIBOR remains constant at 5.350%,  6-month LIBOR remains constant at 5.330%,  1-year LIBOR remains constant at 5.210% and run at the Pricing Speed to call.

(2)    All  indices  increase  to  20.00%  beginning  in the  first  period  and run at the  Pricing  Speed to call.  The effective  available funds cap rate (the "Effective  Rate") is a per annum rate equal to (A) the product of (i) 30 divided by the actual number of days in the Interest  Accrual  Period for the  Certificates  and (ii) the weighted average Net Mortgage Rate of the mortgage  loans plus (B) the Net Swap  Payments  from the Swap Provider  pursuant to the Swap Agreement,  if any,  divided by the aggregate  balance of the mortgage loans multiplied by 360 divided by actual number of days, subject to a 14.00% cap.

                                         CLASS A SENSITIVITY TABLE (TO CALL)(1)

    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------

    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-1
             WAL (YEARS)                  15.71         1.81          1.27          1.00         0.83          0.72
            MOD DURATION                   9.93         1.68          1.21          0.96         0.80          0.69
      PRINCIPAL WINDOW (MONTH)          1 - 279       1 - 44        1 - 30        1 - 22       1 - 18        1 - 15
          PRINCIPAL MONTHS                  279           44            30            22           18            15
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-2
             WAL (YEARS)                  26.41         6.49          4.34          3.00         2.07          1.72
            MOD DURATION                  13.59         5.27          3.76          2.70         1.93          1.62
      PRINCIPAL WINDOW (MONTH)        279 - 356     44 - 148       30 - 99       22 - 73      18 - 33       15 - 27
          PRINCIPAL MONTHS                   78          105            70            52           16            13
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-3
             WAL (YEARS)                  29.75        14.04          9.40          6.94         3.64          2.42
            MOD DURATION                  14.22         9.57          7.20          5.67         3.22          2.23
      PRINCIPAL WINDOW (MONTH)        356 - 357    148 - 172      99 - 115       73 - 85      33 - 66       27 - 31
          PRINCIPAL MONTHS                    2           25            17            13           34             5
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------

(1)    Assumes 1-month LIBOR remains constant at 5.350%,  6-month LIBOR remains constant at 5.330%,  1-year LIBOR remains constant at 5.210% and run at par at the Pricing Speed to call.

                                       CLASS A SENSITIVITY TABLE (TO MATURITY)(1)

    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------

    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-1
             WAL (YEARS)                  15.71         1.81          1.27          1.00         0.83          0.72
            MOD DURATION                   9.93         1.68          1.21          0.96         0.80          0.69
      PRINCIPAL WINDOW (MONTH)          1 - 279       1 - 44        1 - 30        1 - 22       1 - 18        1 - 15
          PRINCIPAL MONTHS                  279           44            30            22           18            15
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-2
             WAL (YEARS)                  26.41         6.49          4.34          3.00         2.07          1.72
            MOD DURATION                  13.59         5.27          3.76          2.70         1.93          1.62
      PRINCIPAL WINDOW (MONTH)        279 - 356     44 - 148       30 - 99       22 - 73      18 - 33       15 - 27
          PRINCIPAL MONTHS                   78          105            70            52           16            13
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------
                 A-3
             WAL (YEARS)                  29.75        17.45         12.03          8.90         4.79          2.42
            MOD DURATION                  14.22        10.80          8.49          6.81         3.96          2.23
      PRINCIPAL WINDOW (MONTH)        356 - 357    148 - 330      99 - 252      73 - 190     33 - 148       27 - 31
          PRINCIPAL MONTHS                    2          183           154           118          116             5
    ------------------------------ ------------- ------------ ------------- ------------- ------------ -------------

(1)    Assumes 1-month LIBOR remains constant at 5.350%,  6-month LIBOR remains constant at 5.330%,  1-year LIBOR remains constant at 5.210% and run at par at the Pricing Speed to maturity.

                                             CLASS M SENSITIVITY TABLE (TO CALL)(1)

       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------

       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-1
                WAL (YEARS)                 28.21          9.50          6.35         5.04          5.12          4.24
               MOD DURATION                 13.72          7.04          5.15         4.28          4.38          3.71
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      42 - 85       50 - 66      ~31 - 53
             PRINCIPAL MONTHS                  59           118            79           44            17            23
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-2
                WAL (YEARS)                 28.21          9.50          6.35         4.89          4.42          3.79
               MOD DURATION                 13.68          7.03          5.15         4.16          3.84          3.36
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      41 - 85       46 - 66       41 - 53
             PRINCIPAL MONTHS                  59           118            79           45            21            13
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-3
                WAL (YEARS)                 28.21          9.50          6.35         4.86          4.27          3.62
               MOD DURATION                 13.60          7.01          5.14         4.13          3.72          3.21
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      40 - 85       44 - 66       38 - 53
             PRINCIPAL MONTHS                  59           118            79           46            23            16
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-4
                WAL (YEARS)                 28.21          9.50          6.35         4.84          4.18          3.52
               MOD DURATION                 13.49          6.98          5.12         4.11          3.64          3.13
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      39 - 85       42 - 66       37 - 53
             PRINCIPAL MONTHS                  59           118            79           47            25            17
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-5
                WAL (YEARS)                 28.21          9.50          6.35         4.83          4.13          3.46
               MOD DURATION                 13.43          6.97          5.11         4.09          3.59          3.08
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      39 - 85       41 - 66       36 - 53
             PRINCIPAL MONTHS                  59           118            79           47            26            18
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-6
                WAL (YEARS)                 28.21          9.50          6.35         4.81          4.08          3.41
               MOD DURATION                 13.28          6.93          5.09         4.07          3.55          3.03
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      38 - 85       40 - 66       35 - 53
             PRINCIPAL MONTHS                  59           118            79           48            27            19
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-7
                WAL (YEARS)                 28.21          9.50          6.35         4.81          4.04          3.36
               MOD DURATION                 11.98          6.60          4.91         3.95          3.43          2.93
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      38 - 85       39 - 66       34 - 53
             PRINCIPAL MONTHS                  59           118            79           48            28            20
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-8
                WAL (YEARS)                 28.21          9.50          6.35         4.80          4.02          3.34
               MOD DURATION                 11.68          6.51          4.87         3.91          3.39          2.89
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      37 - 85       38 - 66       33 - 53
             PRINCIPAL MONTHS                  59           118            79           49            29            21
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-9
                WAL (YEARS)                 28.21          9.50          6.35         4.79          3.99          3.32
               MOD DURATION                 11.01          6.32          4.76         3.84          3.33          2.84
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 172      37 - 115      37 - 85       38 - 66       33 - 53
             PRINCIPAL MONTHS                  59           118            79           49            29            21
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------

(1)    Assumes 1-month LIBOR remains constant at 5.350%,  6-month LIBOR remains constant at 5.330%,  1-year LIBOR remains constant at 5.210% and run at par at the Pricing Speed to call.

                                           CLASS M SENSITIVITY TABLE (TO MATURITY)(1)

       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------

       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-1
                WAL (YEARS)                 28.21         10.43          7.06         5.56          5.78          5.35
               MOD DURATION                 13.72          7.37          5.50         4.59          4.81          4.50
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 309      37 - 227     42 - 170      50 - 132     ~31 - 119
             PRINCIPAL MONTHS                  59           255           191          129            83            89
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-2
                WAL (YEARS)                 28.21         10.40          7.03         5.39          4.81          4.11
               MOD DURATION                 13.68          7.35          5.48         4.46          4.10          3.58
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 290      37 - 208     41 - 155      46 - 120       41 - 97
             PRINCIPAL MONTHS                  59           236           172          115            75            57
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-3
                WAL (YEARS)                 28.21         10.37          7.00         5.34          4.64          3.92
               MOD DURATION                 13.60          7.32          5.46         4.41          3.97          3.43
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 280      37 - 198     40 - 147      44 - 114       38 - 92
             PRINCIPAL MONTHS                  59           226           162          108            71            55
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-4
                WAL (YEARS)                 28.21         10.34          6.98         5.30          4.54          3.81
               MOD DURATION                 13.49          7.28          5.43         4.38          3.88          3.34
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 272      37 - 191     39 - 142      42 - 110       37 - 89
             PRINCIPAL MONTHS                  59           218           155          104            69            53
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-5
                WAL (YEARS)                 28.21         10.30          6.94         5.27          4.47          3.73
               MOD DURATION                 13.43          7.25          5.41         4.35          3.82          3.28
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 262      37 - 183     39 - 136      41 - 105       36 - 85
             PRINCIPAL MONTHS                  59           208           147           98            65            50
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-6
                WAL (YEARS)                 28.21         10.24          6.90         5.21          4.39          3.66
               MOD DURATION                 13.28          7.20          5.37         4.30          3.76          3.21
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 252      37 - 175     38 - 129      40 - 100       35 - 81
             PRINCIPAL MONTHS                  59           198           139           92            61            47
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-7
                WAL (YEARS)                 28.21         10.16          6.83         5.16          4.32          3.58
               MOD DURATION                 11.98          6.80          5.13         4.14          3.60          3.08
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 239      37 - 164     38 - 121       39 - 94       34 - 76
             PRINCIPAL MONTHS                  59           185           128           84            56            43
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-8
                WAL (YEARS)                 28.21         10.03          6.74         5.08          4.24          3.51
               MOD DURATION                 11.68          6.68          5.04         4.07          3.53          3.01
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 223      37 - 152     37 - 112       38 - 87       33 - 70
             PRINCIPAL MONTHS                  59           169           116           76            50            38
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------
                    M-9
                WAL (YEARS)                 28.21          9.86          6.62         4.98          4.14          3.44
               MOD DURATION                 11.01          6.43          4.88         3.94          3.42          2.92
         PRINCIPAL WINDOW (MONTH)       299 - 357      55 - 207      37 - 140     37 - 103       38 - 80       33 - 65
             PRINCIPAL MONTHS                  59           153           104           67            43            33
       ------------------------------ ------------ ------------- ------------- ------------ ------------- -------------

(1)    Assumes 1-month LIBOR remains constant at 5.350%,  6-month LIBOR remains constant at 5.330%,  1-year LIBOR remains constant at 5.210% and run at par at the Pricing Speed to maturity.

                                                         FORWARD CURVES

                    ------------- ---------- ----------- ----------- ----------- ---------- ----------- -----------

                         1          5.350      5.330       5.210         44        4.796      4.776       4.656
                         2          5.342      5.322       5.202         45        4.807      4.787       4.667
                         3          5.259      5.239       5.119         46        4.817      4.797       4.677
                         4          5.232      5.212       5.092         47        4.826      4.806       4.686
                         5          5.201      5.181       5.061         48        4.834      4.814       4.694
                         6          5.099      5.079       4.959         49        4.842      4.822       4.702
                         7          5.038      5.018       4.898         50        4.849      4.829       4.709
                         8          4.984      4.964       4.844         51        4.857      4.837       4.717
                         9          4.912      4.892       4.772         52        4.864      4.844       4.724
                         10         4.845      4.825       4.705         53        4.87       4.850       4.730
                         11         4.810      4.790       4.670         54        4.877      4.857       4.737
                         12         4.785      4.765       4.645         55        4.883      4.863       4.743
                         13         4.763      4.743       4.623         56        4.889      4.869       4.749
                         14         4.746      4.726       4.606         57        4.894      4.874       4.754
                         15         4.732      4.712       4.592         58        4.899      4.879       4.759
                         16         4.721      4.701       4.581         59        4.903      4.883       4.763
                         17         4.712      4.692       4.572         60        4.907      4.887       4.767
                         18         4.705      4.685       4.565         61        4.911      4.891       4.771
                         19         4.698      4.678       4.558         62        4.915      4.895       4.775
                         20         4.692      4.672       4.552         63        4.918      4.898       4.778
                         21         4.686      4.666       4.546         64        4.922      4.902       4.782
                         22         4.679      4.659       4.539         65        4.926      4.906       4.786
                         23         4.670      4.650       4.530         66        4.929      4.909       4.789
                         24         4.660      4.640       4.520         67        4.933      4.913       4.793
                         25         4.651      4.631       4.511         68        4.936      4.916       4.796
                         26         4.644      4.624       4.504         69        4.940      4.920       4.800
                         27         4.638      4.618       4.498         70        4.943      4.923       4.803
                         28         4.635      4.615       4.495         71        4.946      4.926       4.806
                         29         4.633      4.613       4.493         72        4.949      4.929       4.809
                         30         4.634      4.614       4.494         73        4.952      4.932       4.812
                         31         4.636      4.616       4.496         74        4.956      4.936       4.816
                         32         4.641      4.621       4.501         75        4.959      4.939       4.819
                         33         4.648      4.628       4.508         76        4.963      4.943       4.823
                         34         4.657      4.637       4.517         77        4.967      4.947       4.827
                         35         4.669      4.649       4.529         78        4.971      4.951       4.831
                         36         4.683      4.663       4.543         79        4.975      4.955       4.835
                         37         4.698      4.678       4.558         80        4.979      4.959       4.839
                         38         4.712      4.692       4.572         81        4.983      4.963       4.843
                         39         4.727      4.707       4.587         82        4.988      4.968       4.848
                         40         4.742      4.722       4.602         83        4.993      4.973       4.853
                         41         4.756      4.736       4.616         84        4.998      4.978       4.858
                         42         4.77       4.750       4.630         85        5.003      4.983       4.863
                         43         4.783      4.763       4.643
                    ------------- ---------- ----------- ----------- ----------- ---------- ----------- -----------

                                                      EXCESS SPREAD TABLE

                    ---------------- -------------- -------------- -------------- -------------- --------------

                           1             2.40%          2.40%           44            4.73%          4.54%
                           2             3.09%          3.09%           45            4.73%          4.55%
                           3             3.12%          3.12%           46            4.80%          4.66%
                           4             3.09%          3.09%           47            4.64%          4.62%
                           5             3.10%          3.10%           48            4.75%          4.72%
                           6             3.09%          3.09%           49            4.63%          4.61%
                           7             3.10%          3.10%           50            4.63%          4.61%
                           8             3.09%          3.09%           51            4.97%          4.92%
                           9             3.09%          3.09%           52            4.63%          4.62%
                          10             3.10%          3.10%           53            4.74%          4.72%
                          11             3.09%          3.09%           54            4.62%          4.60%
                          12             3.10%          3.10%           55            4.73%          4.70%
                          13             3.09%          3.09%           56            4.61%          4.59%
                          14             3.09%          3.09%           57            4.61%          4.59%
                          15             3.11%          3.11%           58            4.72%          4.70%
                          16             3.08%          3.08%           59            4.60%          4.60%
                          17             3.09%          3.09%           60            4.72%          4.70%
                          18             3.08%          3.08%           61            4.46%          4.61%
                          19             3.09%          3.09%           62            4.46%          4.60%
                          20             3.08%          3.08%           63            4.82%          4.93%
                          21             3.11%          3.11%           64            4.45%          4.60%
                          22             3.95%          3.75%           65            4.63%          4.76%
                          23             3.94%          3.74%           66            4.44%          4.59%
                          24             3.95%          3.75%           67            4.62%          4.75%
                          25             3.94%          3.74%           68            4.43%          4.57%
                          26             3.94%          3.74%           69            4.43%          4.56%
                          27             3.99%          3.78%           70            4.60%          4.74%
                          28             3.96%          3.73%           71            4.42%          4.56%
                          29             3.97%          3.74%           72            4.60%          4.72%
                          30             3.96%          3.73%           73            4.41%          4.55%
                          31             3.98%          3.75%           74            4.40%          4.54%
                          32             3.96%          3.73%           75            4.95%          5.04%
                          33             4.01%          3.78%           76            4.40%          4.54%
                          34             4.78%          4.51%           77            4.57%          4.70%
                          35             4.71%          4.56%           78            4.39%          4.52%
                          36             4.76%          4.62%           79            4.57%          4.69%
                          37             4.69%          4.57%           80            4.38%          4.51%
                          38             4.59%          4.49%           81            4.38%          4.50%
                          39             4.81%          4.69%           82            4.56%          4.68%
                          40             4.74%          4.56%           83            4.37%          4.50%
                          41             4.80%          4.62%           84            4.55%          4.66%
                          42             4.73%          4.55%           85            4.36%          4.48%
                          43             4.80%          4.61%
                    ---------------- -------------- -------------- -------------- -------------- --------------

(1)    Assumes 1-month LIBOR remains constant at 5.350%,  6-month LIBOR remains constant at 5.330%,  1-year LIBOR remains constant at 5.210% and run at the Pricing  Speed to call.  Assumes Net Swap  Payments are made to or received from the Swap Provider pursuant to the Swap Agreement.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year  Forward LIBOR and run at the Pricing Speed to call.  Assumes Net Swap Payments are made to or received from the Swap Provider pursuant to the Swap Agreement.

                                                       BREAK-EVEN TABLES

                                          ----------------------------- --------------------------------

                                          -------------- -------------- --------------- ----------------
                            -------------
                             Class M-1        30.7           22.3            30.4            22.2
                             Class M-2        24.3           19.4            24.0            19.3
                             Class M-3        21.0           17.7            20.7            17.5
                             Class M-4        18.2           16.1            17.9            15.9
                             Class M-5        15.8           14.6            15.5            14.4
                             Class M-6        13.6           13.0            13.4            12.9
                             Class M-7        11.6           11.6            11.5            11.5
                             Class M-8        10.3           10.5            10.2            10.5
                             Class M-9         9.5            9.9            9.3              9.7
                            ------------- -------------- -------------- --------------- ----------------

(1)    Assumes 1-month LIBOR remains constant at 5.350%,  6-month LIBOR remains constant at 5.330%,  1-year LIBOR remains constant at 5.210% and run at the Pricing  Speed to  maturity.  Assumes Net Swap  Payments are made to or received from the Swap Provider pursuant to the Swap Agreement,  100% principal and interest advancing,  12 months recovery lag, Triggers are in effect at all times and CDR Break means when bonds receive first principal dollar loss.

(2)    Assumes  1-month  Forward  LIBOR,  6-month  Forward  LIBOR,  1-year  Forward LIBOR and run at the pricing speed to maturity.  Assumes  Net  Swap  Payments  are made to or  received  from the  Swap  Provider  pursuant  to the Swap
       Agreement,  100% principal and interest  advancing,  12 months  recovery lag,  Triggers are in effect at all times and CDR Break means when bonds receive first principal dollar loss.

                                                        CONTACT INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

NAME:                                          TELEPHONE:                     E-MAIL:
Alex Huang                                     (212) 538-8526                 alex.huang@credit-suisse.com
Director
Peter Sack                                     (212) 325-7892                 peter.sack@credit-suisse.com
Director
John Herbert                                   (212) 325-2412                 john.herbert@credit-suisse.com
Director
Tim Kuo                                        (212) 538-3309                 tim.kuo@credit-suisse.com
Vice President
Victor Baev - Structuring                      (212) 325-5641                 victor.baev@credit-suisse.com

Regang Ou - Trading                            (212) 538-2398                 regang.ou@credit-suisse.com

Reginald Jones - Collateral                    (212) 325-8551                 reginald.jones@credit-suisse.com

---------------------------------------------- ------------------------------ ------------------------------------------------------

NAME:                                                TELEPHONE:                  E-MAIL:
MOODY'S
Arif Bekiroglu                                       (212) 553-7761              arif.bekiroglu@moodys.com'

S&P
Rani Manasseh                                        (212) 438-1130              rani_manasseh@standardandpoors.com

FITCH
Laura Pokojni                                        (212) 908-0228              laura.pokojni@fitchratings.com

Marc Lessner                                         (212) 908-0693              marc.lessner@fitchratings.com

---------------------------------------------------- --------------------------- ---------------------------------------------------